AMENDMENT NO. 3 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 TO RIGHTS AGREEMENT (this “Amendment”), dated as of October 1, 2007, is between Milacron Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as rights agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of February 5, 1999, as amended by Amendment No. 1 thereto dated as of March 11, 2004 and as further amended by Amendment No. 2 thereto dated as of June 9, 2004, between the Company and the Rights Agent (the “Rights Agreement”); and

WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to further amend the Rights Agreement as set forth below;

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.	Amendment of Section 1.

Section 1 of the Rights Agreement is hereby amended to add the following new definition:

“Glencore Voting Agreement” shall mean the Voting Agreement to be entered into on or about October 1, 2007, by and among the Company and Glencore Finance AG.

2.	Addition of new Section 34.

The Rights Agreement is amended by adding thereto a new Section 34 thereof to read in its entirety as follows:

“Section 34. Exception for Glencore Voting Agreement. Notwithstanding any provision of the Rights Agreement to the contrary, no person shall be deemed the Beneficial Owner of Common Shares by reason of the approval, execution, delivery, announcement, pendency or consummation of the Glencore Voting Agreement or any action or transaction contemplated thereby (including without limitation the grant of an irrevocable proxy in accordance with such agreement), and the Glencore Voting Agreement shall be disregarded for purposes of determining whether a person is the Beneficial Owner of Common Shares.”

3.	Compliance.

By its execution and delivery hereof, the Company states that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement and directs the Rights Agent to execute this Amendment.

4.	Effectiveness.

This Amendment shall be effective upon its execution by both parties hereto. Except as expressly amended hereby, this Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby. Upon the effectiveness of this Amendment, the term “Rights Agreement” as used in the Rights Agreement shall refer to this Rights Agreement as amended hereby.

5.	Miscellaneous.

This Amendment No. 3 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other public or governmental authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the date first set forth above.

MILACRON INC.

By:	/s/ Hugh C. O’Donnell Name: Hugh C. O’Donnell Title: Senior Vice President, General Counsel and Secretary

MELLON INVESTOR SERVICES LLC,

as Rights Agent

By:	/s/ Mitzi Brinkman Name: Mitzi Brinkman Title: Relationship Manager